Exhibit 99.1
We’ve Come Together as a Community So Far… Let’s Keep it Going

Our community has always shown a spirit of togetherness and support for one another. It’s visible in messages to our healthcare workers outside hospitals, in neighborhood food drives and meal donations, and in observing local stay-at-home orders. Many have made a conscious effort to shop and dine (curbside or take-out) locally. A spirit of community carries us through uncertain times. As we begin to slowly come together again, we need to continue to ensure the fabric of our communities – our small businesses, our neighbors, those who provide so many personal services – are able to open their doors and continue their work. All of us can help, first by being careful and observing social distancing and other appropriate hygiene practices and then by using their services. They need the backing of neighbors and friends, all of us!

This community commitment and spirit will allow us to reopen local businesses and improve our economy overall. We must support each other through behaviors like keeping a safe distance from one another, wearing face masks in public, and washing our hands often, as well as by buying, eating, recreating, and donating locally whenever we can.

Small businesses have been affected significantly over the last several months; the near future is just as uncertain. Government aid through the CARES Act, and specifically the Paycheck Protection Program (PPP), has helped. It is now our actions and those of our neighbors, friends and families that will determine how these small businesses recover and continue to operate. The PPP funds have “kept the lights on” thus far, but now it is our responsibility to keep them going far into the future.

I am proud of my 1st Source colleagues for their working countless nights and early mornings to see that over 3,000 PPP loans were funded in the markets we serve. Close to $600 million has been distributed to small businesses helping the economy and keeping thousands of people employed. Additionally, our banking center staff have served our clients with their daily needs, via drive-thru and advance appointments, with calm and confidence. And even more helpful, we have given financial advice to thousands and some form of payment relief to another 550 businesses on hundreds of millions of dollars, helping them and their employees directly. Other banks in our markets have done their part as well. We all want a strong recovery.

During this period of health and economic stress, we were designated an essential business because we are involved in the lifeblood of our communities. We stayed open and adjusted the way we serve, assuring the safety of our colleagues and our clients, to make sure we could help with their financial health. We cannot thank or recognize enough our truly essential workers, first responders and healthcare professionals for all they do in these trying times. Their sacrifice must never go unnoticed nor uncelebrated.

Local non-profits have been stressed because of families experiencing financial hardship and relying on their support more than ever. To help, 1st Source Foundation provided hundreds of thousands of dollars in additional gifts through the United Ways across northern Indiana and southwestern Michigan. I’m proud of the many others that have done the same and of the selfless workers, volunteers and donors who have stepped in to also fill the need.

We have been tested before, and we’ve weathered many storms together. Our perseverance, care for one another, and support for this, our home, will carry us into a “new normal.” We don’t know what lies ahead, but we will face it together, and I am confident we will see brighter days. Again, our spirit of support and togetherness is something special, and we should all be proud of how we have shown that through this hard time and others. It is important that we carry this commitment into the future. As businesses work through the phases of reopening, they must do so with the confidence that an understanding and cooperative community is here to support them. We all will do what we can to help and we hope you will as well. Let’s get back to growing together.
Yours, Chris Murphy, Chairman and CEO 1st Source Bank